U.S. Securities and Exchange Commission
                             Washington, D.C. 20549

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                                    FORM 8-K
                             ----------------------

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: January 22, 2003

                          Commission File No. 333-57818

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                             INNERSPACE CORPORATION
        (Exact name of small business issuer as specified in its charter)

           Delaware                                      58-2604254
(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)

                          201 Allen Road, NE, Suite 310
                           Atlanta, Georgia 30328-4864
                    (Address of principal executive offices)

                                 (404) 781-0289
                           (Issuer's telephone number)


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Item 4.

The Registrant reports on January 22, 2003, it dismissed its principal certified public accountants for the past 3 years, Kingery, Crouse & Hohl, P.A. The accountants' report on the Registrant's financial statements since March 27, 2001 contained no adverse opinion or disclaimer of opinion. Nor were any reports on the Registrant's financial statements qualified or modified as to uncertainty, audit scope, or accounting principles, except that their opinion did contain a going concern qualification and such financial statements did not contain any adjustments for uncertainties stated therein.

The decision to dismiss the accountants was recommended and approved by the Registrant's Board of Directors.

The Registrant reports that since March 27, 2001 and the subsequent interim period, it had no disagreement with its former accountants on:

(i)       any matter of accounting principles or practices;
(ii)      financial statement disclosure; or
(iii) auditing scope or procedures, which disagreements, if not resolved to the satisfaction of the former accountants, would have caused it to make reference to the subject matter of the disagreements in connection with its report. No such scenario existed among the Registrant and its former accountants.

The Registrant has submitted the certified public accountants' response to this Form 8-K attached hereto as Exhibit I.

The Registrant also reports that is has retained as its certified public accountants the Firm of Epstein, Weber & Conover PLC. The date of the engagement of Epstein, Weber & Conover PLC was January 22, 2003.


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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Robert Arkin, President, Chief Executive Officer, and Chairman

Dated January 22, 2003


Exhibit I:

United States Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Gentlemen:

We have read Item 4 of the Current Report on Form 8-K of Innerspace Corporation dated January 22, 2003 to be filed with the Securities and Exchange Commission and agree with the statements made therein insofar as they relate to the accounting firm of Kingery Crouse and Hohl, P.A. We have no basis on which to comment on the last paragraph and on any other references to Epstein, Weber & Conover PLC.


/s/ Kingery Crouse & Hohl P.A.
Tampa, Florida
January 24, 2003


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